Exhibit (a)(1)(F)

NOTICE OF GUARANTEED DELIVERY TO TENDER FOR CASH

ALL OF THE OUTSTANDING ORDINARY SHARES INCLUDING

AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES

OF

SEQUANS COMMUNICATIONS S.A.

PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 11, 2023

BY

RENESAS ELECTRONICS EUROPE GMBH

A DIRECT WHOLLY OWNED SUBSIDIARY

OF

RENESAS ELECTRONICS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK

CITY TIME, ON OCTOBER 6, 2023, UNLESS THE OFFER IS EXTENDED.

Delivery of documents to the Tender Agent may be made as follows:

THE BANK OF NEW YORK MELLON

By registered, certified or express mail:	By overnight courier:

The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: SQNB P.O. Box 43011 Providence, RI 02940-3011	The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: SQNB 150 Royall Street, Suite V Canton, MA 02021

By Electronic Mail: canoticeofguarantee@computershare.com

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery to The Bank of New York Mellon (the “Tender Agent”). Do NOT send any documents to Sequans Communications S.A., Renesas Electronics Europe GmbH, Renesas Electronics Corporation or MacKenzie Partners, Inc. (the “Information Agent”). Do not send American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided below.

This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed Delivery pertains only to holders of ADSs and ADSs represented by ADRs, wherever located, except to those holders of ADSs in any jurisdiction in which the making of the Offer (as defined below) or acceptance thereof would not be in compliance with the laws of such jurisdiction.

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer by Renesas Electronics Europe GmbH, incorporated as a limited liability company under the laws of Germany (Gesellschaft mit beschränkter Haftung—GmbH) (“Purchaser”) and a direct wholly owned subsidiary of Renesas Electronics Corporation, a Japanese corporation (“Parent”), to purchase all of the outstanding ordinary shares, nominal value €0.01 per share (each, an “Ordinary Share,” and collectively, the “Ordinary Shares”), including American Depositary Shares representing Ordinary Shares (each American Depositary Share represents four Ordinary Shares) (each, an “ADS,” and collectively, the “ADSs”), and Ordinary Shares issuable upon the exercise, conversion or exchange of any outstanding options, warrants, convertible securities, restricted share awards or rights to purchase, subscribe for, or be allocated Ordinary Shares, of Sequans Communications S.A., a société anonyme organized under the laws of France (“Sequans”), for U.S. $0.7575 per Ordinary Share and U.S. $3.03 per ADS, in each case, payable net to the seller in cash, without interest, less any withholding taxes that may be applicable, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 11, 2023 (together with any amendments or supplements hereto, the “Offer to Purchase”) and in the accompanying Ordinary Share Acceptance Form (together with any amendments or supplements thereto, the “Ordinary Share Acceptance Form”) and American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the “ADS Letter of Transmittal,” and together with the Offer to Purchase and the Ordinary Share Acceptance Form and other related materials, as each may be amended or supplemented from time to time, the “Offer”).

All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.

Please deliver this Notice of Guaranteed Delivery to the Tender Agent at the address set forth above prior to one minute after 11:59 p.m., New York City time, on October 6, 2023, unless the Offer is extended (the latest time and date at which the Offer will expire, the “Expiration Date”) if:

1.	ADRs evidencing ADSs are not immediately available;

2.	the procedure for book-entry tender cannot be completed prior to one minute after 11:59 p.m., New York City time, on the Expiration Date; or

3.	time will not permit all required documents to reach the Tender Agent before one minute after 11:59, New York City time, on the Expiration Date.

This Notice of Guaranteed Delivery may be delivered to the Tender Agent. Signatures hereto must be guaranteed by a member firm of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an “Eligible Institution”).

Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

You may request assistance or additional copies of the Offer to Purchase, the Ordinary Share Acceptance Form, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the Information Agent at its address and telephone numbers set forth below.

The Information Agent for the Offer is:

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

1407 Broadway

New York, New York 10018

Holders may call toll-free:

(800) 322-2885 (from the U.S. and Canada)

From outside the U.S. and Canada:

+1(212) 929-5500

Email (for material requests only):

tenderoffer@mackenziepartners.com

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase (see “The Tender Offer—Procedures for Tendering into the Offer—Guaranteed Delivery Procedures” of the Offer to Purchase).

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and any other legal representatives of the undersigned.

***

BOX 1
NOTICE OF GUARANTEED DELIVERY
Please provide the following information:
Name(s) of Record Holders(s)*:

Number of ADSs Tendered**:

ADR Certificate No(s). (if available or applicable):

Area Code and Telephone Number(s):

Signature(s):

Dated:

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

☐ Check if the ADSs that will be tendered are held on the books of The Bank of New York Mellon (the “ADS Depositary”) and provide the following:

Name of Tendering Institution:
Area Code and Telephone Number:
Account No.:
Transaction Code No.:
Signature:

Dated:

*   Please print or type the name and address of registered holders of (i) ADRs exactly as they appear on the ADRs or (ii) uncertificated ADSs on the books of the ADS Depositary exactly as they appear on the books of ADS Depositary.

**   Unless otherwise indicated, and subject to the terms and conditions of the Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2
SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT,OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs, as such name(s) appear on the ADRs, or (ii) uncertificated ADSs on the books of the ADS Depositary, exactly as such name(s) appear on the books of the ADS Depositary.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):
Capacity (please type or print):
Address(es) (please type or print):

Signature(s):
Dated:

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

BOX 3
GUARANTEE
(Not to be used for signature guarantee for an ADS Letter of Transmittal)

The undersigned, an Eligible Institution, hereby guarantees to deliver within two New York Stock Exchange (“NYSE”) trading days after the date of execution of this Notice of Guaranteed Delivery (but in any event no later than two NYSE trading days following the Expiration Date) to the Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all of the physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through The Depository Trust Company (“DTC”) system, including delivery to the ADS Tender Agent of the Agent’s Message (as defined below) instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

The term “Agent’s Message” means a message transmitted to the Tender Agent by DTC, received by the Tender Agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received and agrees to be bound by the terms of the Offer to Purchase and the ADS Letter of Transmittal and that Purchaser may enforce such agreement against such participant.

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (SEMP), or is otherwise an “eligible institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Guarantor Institution”), hereby guarantees to deliver within two New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than two NYSE trading days following the Expiration Date) to the U.S. Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the U.S. Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

Name of Firm:

Address (with zip code):

Area Code and Telephone No.:

Authorized Signature:

Name (please type or print):

Title:

Dated:

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OTHER THAN AS SET FORTH FOR THE ADS TENDER AGENT ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE ADS TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO SEQUANS, PARENT, PURCHASER OR THE INFORMATION AGENT.

DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS; COY: SQNB